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                                                                Exhibit 3.37

                            ARTICLES OF INCORPORATION

                                       OF

                            RIO HONDO NURSING CENTER



                                        I

The name of this corporation is RIO HONDO NURSING CENTER.

                                       II

The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

                                       III

The name and address in the State of California of this corporation's initial agent for service of process is: Robert Snukal, 273 East Beverly Boulevard, Montebello, California.

                                       IV

This corporation is authorized to issue only one class of shares of stock; and the total number of shares which this corporation is authorized to issue is 300,000.

DATED:  March 21, 1990.

                                  /s/ David B. Bloom
                                  -----------------------------------
                                  DAVID B. BLOOM

I hereby declare that I am the person who executed the foregoing Articles of Incorporation, which execution is my act and deed.

                                  /s/ David B. Bloom
                                  -----------------------------------
                                  DAVID B. BLOOM


                                                    [SEAL OF THE SECRETARY OF
                                                    STATE APPEARS HERE]